As filed with the Securities and Exchange Commission on December 6, 2001
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                 IMAGINON, INC.
               (Exact name of Registrant specified in its charter)


                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   84-1217733
                      (I.R.S. Employer Identification No.)


1313 Laurel Street
San Carlos, California                                                    94070
----------------------                                                    ------
(Address of Principal Executive Offices)                              (Zip Code)


                          Individual Warrant Agreements
                            (Full title of the plans)

                                David M. Schwartz
                      President and Chief Executive Officer
                                 Imaginon, Inc.
                               1313 Laurel Street
                          San Carlos, California 94070
                     (Name and address of agent for service)

                                 (650) 596-9300
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              John W. Kellogg, Esq.
                              Rachana Sastry, Esq.
                  Friedlob Sanderson Paulson & Tourtillott, LLC
                          1400 Glenarm Place, Suite 300
                             Denver, Colorado 80202
                                 (303) 571-1400

                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                           Proposed
                                           Maximum      Proposed Maximum
    Title of           Amount to be       Offering     Aggregate Offering        Amount of
Securities to be      Registered (1)      Price per         Price            Registration Fee
   Registered                               Share
---------------------------------------------------------------------------------------------

Common Stock,
$.01 par value          2,500,000         $0.05 (2)        $125,000              $29.88
---------------------------------------------------------------------------------------------

Total                   2,500,000         $0.05 (2)        $125,000              $29.88
=============================================================================================


         (1) This Registration Statement is being filed to register 2,500,000 shares of common stock underlying outstanding individual warrant agreements (the "Plan"). This Registration Statement shall cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's common stock.

         (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Imaginon's common stock as quoted on the OTC Bulletin Board on Monday December 3, 2001.

               Approximate date of commencement of proposed sale to the public:
         As soon as practicable after this Registration Statement becomes effective.

                                     PART I
                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


Item 1.          Plan Information.
                 ----------------

      Imaginon, Inc. (the "Registrant") will provide each consultant (the "Recipient") with documents that contain information related to individual warrant agreements (collectively, the "Plans") which provide for compensation shares and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"). A Section 10(a) prospectus will be given to each Recipient who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.          Registrant Information.
                 ----------------------

      The Registrant will provide to the Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

         The following documents filed with the Commission by the Registrant are hereby incorporated into this Registration Statement by reference:

         Current report on Form 8-K filed on February 28, 2001.

         Annual Report on Form 10KSB/A for year ended December 31, 2000 filed on May 1, 2001.

         Annual Report on Form 10KSB/A for year ended December 31, 2000 filed on April 30, 2001.

         Annual Report on Form 10KSB/A for year ended December 31, 2000 filed on April 6, 2001.

         Annual Report on Form 10KSB for year ended December 31, 2000 filed on April 2, 2001.

         Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 filed on May 18, 2001.

         Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 filed on August 20, 2001.

         Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 filed on November 19, 2001.

         The description of the common stock, par value $0.01 per share of the Registrant as contained in exhibits to Item 13 of the Registrant's Annual Report on Form 10-KSB/A for the year ended December 31, 2001 filed on April 6, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.
                  -------------------------

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

         None.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

         Section 145 of the Delaware General Corporation Law and Article Ninth of the Registrant's Certificate of Incorporation provide for, under certain circumstances, the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnifications provided for is contained herein, but that description is qualified in its entirety by reference to Article Ninth of the Registrant's Certificate of Incorporation and the relevant Section of the Delaware General Corporation Law.

         In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities: (i) were taken in good faith;
(ii) were reasonably believed to have been in or not opposed to the Registrant's best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

         The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

         Indemnification in connection with a proceeding by or in the right of the Registrant in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Registrant's best interest and must not have been adjudged liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

         Delaware law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by the Registrant.

         The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Registrant's Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

         The Registrant has purchased insurance policies in force until November 1, 2001 which may protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such while the policy was in force. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

         Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

         The shares of common stock being registered were issued to an individual upon exercise of a warrant for common stock at an exercise price of $0.02 per share. The warrant was issued to the individual in exchange for consulting services provided to the Registrant regarding business strategy of the Registrant, which services were valued at $75,000. The Registrant relied upon exemptions from registration provided by Sections 4(6) or 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder based upon (i) representations from each securityholder that he is an accredited or sophisticated investor with experience in investing in securities such that he could evaluate the merits and risks related to the securities; (ii) that no general solicitation of the securities was made by the Registrant; (iii) the securityholder represented to the Registrant that he was acquiring the securities for his own account and not with a view towards further distribution;
(iv) the securities were "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act; (iv) the Registrant placed appropriate restrictive legends on the certificates representing the securities regarding the restricted nature of these securities; and (v) prior to completion of the transaction, the securityholder was informed in writing of the restricted nature of the securities, provided with all information regarding the Registrant as required under Rule 502 of Regulation D and was given the opportunity to ask questions of and receive additional information from the Registrant regarding its financial condition and operations.

Item 8.           Exhibits.
                  --------

         The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

         No.   Description

         4.1 Form of Warrant Agreement for warrants exercisable at $0.02 per share

         5.1 Opinion of Counsel and Consent of Friedlob Sanderson Paulson & Tourtillott, LLC

         10.1 Consulting Agreement by and among Imaginon, Inc. and Mr. Henry Fong dated November 20, 2001

         23.1  Consent of Friedlob Sanderson Paulson & Tourtillott, LLC (See
               Exhibit 5.1)

         23.2 Consent of Independent Certified Public Accountants - Gelfond Hochstadt Pangburn, P.C.

         23.3 Acknowledgement of Independent Certified Public Accountants - Gelfond Hochstadt Pangburn, P.C.

         24.1  Power of Attorney - Included on Signature Page


Item 9.           Undertakings
                  ------------

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         (a) (2) That, for determining any liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

         (a) (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 6th day of December, 2001.

                                 Imaginon, Inc.


                                  By /s/ David M. Schwartz
                                     ------------------------------------------
                                     David M. Schwartz, Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of Imaginon, Inc., by virtue of their signatures appearing below, hereby constitute and appoint David M. Schwartz and James A Newcomb, each with full power of substitution, as attorneys-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement on Form S-8 in the capacities set forth opposite their names below and hereby ratify all that said attorneys-in-fact may do by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                       TITLE                               DATE
----------                       -----                               ----

/s/ David M. Schwartz     Chief Executive Officer               December 6, 2001
---------------------         and Director
David M. Schwartz

/s/ James A Newcomb       Chief Financial Officer               December 6, 2001
---------------------         and Director
James A. Newcomb

/s/ Mary E. Finn                 Director                       December 6, 2001
---------------------
Mary E. Finn

/s/ Dennis Allison               Director                       December 6, 2001
---------------------
Dennis Allison

/s/ Jim Polizotto                Director                       December 6, 2001
---------------------
Jim Polizotto